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                                                                     EXHIBIT 5.1

                            OPINION OF McAFEE & TAFT

                                 McAfee & Taft
                           A Professional Corporation
                       Tenth Floor, Two Leadership Square
                               211 North Robinson
                       Oklahoma City, Oklahoma 73102-7103
                                 (405) 235-9621
                               Fax (405) 235-0439
                            E-Mail: mcafee@ionet.net
                           http://www.mcafee-taft.com

                                 July 15, 1999

Devon Energy Corporation
120 North Broadway
Suite 1500
Oklahoma City, Oklahoma 73102-8260

Ladies and Gentlemen:

   We have acted as counsel to Devon Energy Corporation (the "Company"), an Oklahoma corporation, in connection with the registration of shares of the Company's common stock which may be delivered by Kerr-McGee Corporation to holders of debt exchangeable for common stock to be issued by Kerr-McGee Corporation. This opinion letter is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of up to 9,954,000 shares of common stock, $0.10 par value per share (the "Shares"), of the Company which may be delivered by Kerr-McGee.

   We have examined, and have relied as to matters of fact upon, the Registration Statement, and originals, or duplicates or certified or conformed copies, of the Company's Certificate of Incorporation and such records, agreements, instruments and other documents and such certificates of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.

   In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

   Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to this firm appearing in the Registration Statement under the caption "Legal Matters."

   We are members of the Bar of the State of Oklahoma, and we do not express any opinion herein concerning any law other than the laws of the State of Oklahoma.

                                          Very truly yours,

                                          McAfee & Taft A Professional
                                           Corporation